STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 10/09/2002
                                                             020626030 - 3895351





CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

NEXGEN VIII, INC., A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

DOES HEREY CERTIFY

FIRST THAT AT A MEETING OF THE BOARD OF DIRECTORS OF NEXGEN VIII, INC. RESOLUTIONS WERE DULY ADOPTED SETTING FORTH A PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF SAID CORPORATION, DECLARING SAID AMDNEMENT TO BE AEVISABLE AND CALLING A MEETING OF THE STOCKHOLDERS OF SAID CORPORATION FOR CONSIDERATION THEREOF. THE RESOLUTION SETTING FORTH THE PROPOSED AMDNEMENT IS AS
FOLLOWS:

RESOLVED, THAT THE CERTIFICAGE OF INCORPORATION OF THIS CORPORATION BE AMENDED BY CHANGING THE ARTICLES THEREOF NUMBERED "FIRST" SO THAT, AS AMENDED, SAID ARTICLE SHALL BE AND READ AS FOLLOWS:

     THE NAME OF THIS CORPORATION IS: SPONGETECH DELIVERY SYSTEMS, INC.

SECOND THAT THEREAFTER PURSUANT TO RESOLUTION OF ITS ROARD OF DIRECTORS A SPECIAL MEETING OF THE STOCKHOLDERS OF SAID CORPOATION WAS DULY CALLED AND HELD, UPON NOTICE IN ACCORDANCE WITH SECTION 222 OF THE GENERAL CORPOATION LAW OF THE STATE OF DELAWARE AT WHICH MEETING THE NECESSARY NUMER OF SHARES AS REQUIRED BY STATUTE WERE VOTED IN FAVOR OF THE AMDNEMENT.

THIRD THAT SAID AMENDMENT WAS DULY ADPTED IN ACCORDANCE WITH THE PROVISIONS OF SECITON 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

FOURTH THAT THE CAPITAL OF SAID CORPORTION SHALL NOT BE REDUCED UNDER OR BY REASON OF SAID AMENDMENT.

IN WITNESS WHEREOF, SAID AMENDENT HAS CAUSED THIS CERTIFICAGE TO BE SIGNED BY KARIN R. SLACUM ITS SECRETARY THIS 2ND DAY OF OCTOBER 2002.

BY: /s/Karin R. Slocum
    --------------------------
    KARIN R. SLOCUM, SECRETARY